SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Continucare Corporation
(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

January 8, 2007

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Continucare Corporation to be held at its executive offices, 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126 on Wednesday, February 7, 2007 at 9:30 a.m. Eastern Standard Time.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. At the Annual Meeting, you will have an opportunity to meet management and ask questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on February 7, 2007 and urge you to return your proxy card as soon as possible.

Sincerely,

Richard C. Pfenniger, Jr.
Chairman, Chief Executive Officer and
President

CONTINUCARE CORPORATION

7200 Corporate Center Drive, Suite 600, Miami, Florida 33126

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, February 7, 2007

To the Shareholders of Continucare Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Continucare Corporation, a Florida corporation (“Continucare”), will be held at 9:30 a.m., local time, on Wednesday, February 7, 2007, at the executive offices of Continucare Corporation, 7200 Corporate Center Drive, Suite 600, Miami, Florida, 33126, for the following purposes:

(1)	The election of seven members to Continucare’s Board of Directors to hold office until Continucare’s next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	The approval of an amendment to Continucare’s Amended and Restated 2000 Stock Option Plan (the “Plan”) to increase the aggregate number of shares of common stock authorized for issuance pursuant to the Plan from 7,000,000 to 9,000,000;

(3)	The ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm; and

(4)	The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 2, 2007 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Fernando L. Fernandez
Senior Vice President — Finance, Chief
Financial Officer, Treasurer and
Secretary
Miami, Florida
January 8, 2007

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS OF RECORD WHO EXECUTE A PROXY CARD MAY REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON AT THE MEETING.

INFORMATION CONCERNING YOUR PROXY
PURPOSES OF THE MEETING
OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
ELECTION OF DIRECTORS (Proposal No. 1)
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2000 STOCK OPTION PLAN (Proposal No. 2)
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONTINUCARE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 3)
OTHER BUSINESS
SHAREHOLDER PROPOSALS

ANNUAL MEETING OF SHAREHOLDERS
OF
CONTINUCARE CORPORATION

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Continucare Corporation, a Florida corporation (“Continucare”), of proxies from the holders of Continucare’s common stock, par value $0.0001 per share, for use at the Annual Meeting of Shareholders of Continucare to be held at 9:30 a.m., local time, on Wednesday, February 7, 2007, at the executive offices of Continucare Corporation, 7200 Corporate Center Drive, Suite 600, Miami, Florida, 33126 or at any adjournments or postponements thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders (the “Annual Meeting”). This proxy statement and the enclosed form of proxy are first being sent to holders of Continucare’s common stock on or about January 8, 2007.

Shareholders should review the information provided herein in conjunction with Continucare’s annual report to shareholders, a copy of which accompanies this proxy statement. Continucare’s principal executive offices are located at 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126 and its telephone number is (305) 500-2000.

INFORMATION CONCERNING YOUR PROXY

The enclosed proxy is solicited on behalf of Continucare’s Board of Directors. The giving of a proxy does not preclude the right of a shareholder of record to vote in person at the Annual Meeting should any shareholder of record giving the proxy so desire. Shareholders of record have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with Continucare’s Secretary at Continucare’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Continucare at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by Continucare. In addition to the use of mail, Continucare’s employees may solicit proxies personally, by telephone and by facsimile. Continucare’s employees will receive no compensation for soliciting proxies other than their regular salaries. Continucare may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. Continucare may reimburse such persons for their expenses in so doing.

PURPOSES OF THE MEETING

At the Annual Meeting, Continucare’s shareholders will consider and vote upon the following matters:

(1) The election of seven members to Continucare’s Board of Directors to hold office until Continucare’s next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(2) The approval of an amendment to Continucare’s Amended and Restated 2000 Stock Option Plan (the “Plan”) to increase the aggregate number of shares of common stock authorized for issuance pursuant to the Plan from 7,000,000 to 9,000,000;

(3) The ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm; and

(4) The transaction of such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation will be voted FOR the election of the nominees for director named below, FOR the amendment of the Plan, and FOR the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm. In the event that any other business may properly come before the meeting, the shares represented by valid proxies received pursuant to this solicitation will be voted in the discretion of the proxy holder. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on January 2, 2007 as the record date for determining shareholders of Continucare entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 70,003,567 shares of common stock outstanding. Only the record holders of issued and outstanding shares of common stock as of the close of business on the record date are entitled to vote at the Annual Meeting. Shareholders that own their shares in “street name” or through a nominee may attend the meeting but may not grant a proxy or vote at the meeting. Instead, those shareholders must instruct the record holder of their shares of common stock how they wish their shares to be voted. Shareholders do not have the right to cumulate their votes, and are entitled to one vote for each share held. Shareholders do not have rights of appraisal or similar rights of dissenters under the Florida Business Corporation Act with respect to any of the proposals set forth in this proxy statement.

The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the Annual Meeting. The amendment of the Plan will be approved, and the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm will be ratified, if a majority of the shares of common stock represented in person or by proxy at the Annual Meeting vote in favor of the amendment to the Plan and the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm, respectively. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, (unless such matter is one for which a greater vote is required by law or by Continucare’s Articles of Incorporation or Bylaws). If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, Continucare will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. Accordingly, abstentions will have no effect on the election of directors and will have the same effect as a vote against the amendment of the Plan and the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm.

A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner’s shares in connection with routine matters and accordingly may use its discretion to vote with respect to the election of Directors and the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm. The approval of the amendment of the Plan is deemed a non-routine matter by the American Stock Exchange Company Guide. Accordingly, if a broker or nominee holding shares does not receive voting instructions with respect to that proposal from the beneficial owner of such shares, the broker or nominee will not have discretionary voting power and any broker or nominee “non-votes” will not be considered as shares entitled to vote on the subject matter and therefore would not be considered by the inspector when counting votes cast on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 20, 2006 concerning the beneficial ownership of the common stock by (i) each person known by Continucare to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of Continucare’s directors, (iii) each executive officer identified in the “Summary Compensation Table” on page 9, and (iv) all of Continucare’s current executive officers and directors as a group. All holders listed below have sole voting power and investment power over the shares beneficially owned by them, except to the extent such power may be shared with such person’s spouse. Unless noted otherwise, the address of each person listed below is 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership(1)		Common Stock(2)

Robert Cresci	340,000	(3)	*
c/o Pecks Management Partners Ltd. One Rockefeller Plaza Suite 900 New York, NY 10020
Luis Cruz, M.D.	6,131,279	(4)(5)(6)	8.8%
3233 Palm Avenue Hialeah, FL 33012
Neil Flanzraich	240,000	(7)	*
4400 Biscayne Boulevard Miami, FL 33137
Phillip Frost, M.D.	22,279,801	(8)	31.8%
4400 Biscayne Boulevard Miami, FL 33137
Fernando L. Fernandez	252,083	(9)	*
Luis H. Izquierdo	318,750	(9)	*
Jacob Nudel, M.D.	140,000	(10)	*
One Isla Bahia Drive Fort Lauderdale, FL 33316
Richard C. Pfenniger, Jr.	1,465,000	(11)	2.1%
Gemma Rosello	43,750	(9)	*
A. Marvin Strait	60,000	(12)	*
2 North Cascade Avenue Suite 1300 Colorado Springs, CO 80903
Jose M. Garcia, Sr.	6,131,280	(5)(6)	8.8%
Carlos Garcia	6,131,280	(5)(6)	8.8%
Pecks Management Partners Ltd.	6,511,584	(13)	9.3%
One Rockefeller Plaza Suite 900 New York, NY 10020
All directors and executive officers as a group (10 persons)	31,270,663		43.5%

*	Less than one percent.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act.

(2)	Based on 70,003,567 shares of common stock outstanding as of December 20, 2006.

(3)	Includes 140,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 20, 2006.

(4)	Luis Cruz, M.D. does not hold any shares of common stock in his individual name, but rather may be deemed the beneficial owner of the shares of common stock held by Luis Cruz Irrevocable Trust A, Luis Cruz Irrevocable Trust B, Luis Irrevocable Trust C and Luis Cruz Irrevocable Trust D (the “Trusts”), of which trusts Dr. Cruz is the sole trustee.

(5)	On October 12, 2006, Jose M. Garcia, Sr., Carlos Garcia and the Trusts (the “Group”), collectively, as a group, filed a Schedule 13D with regard to the shares of common stock beneficially owned by the Group.

(6)	Includes 417,113 shares of common stock held in escrow.

(7)	Includes 40,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 20, 2006.

(8)	Includes (i) 21,320,488 shares of common stock beneficially owned through Frost Gamma Investments Trust; (ii) 819,313 shares of common stock beneficially owned through Frost Nevada Limited Partnership; (iii) 100,000 shares of common stock owned directly by Dr. Frost; and (iv) 40,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 20, 2006.

(9)	Represents shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 20, 2006.

(10)	Includes 40,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 20, 2006.

(11)	Includes 946,970 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 20, 2006.

(12)	Includes 33,334 shares of common stock underlying options that are currently exercisable or exercisable within 60 days after December 20, 2006.

(13)	The information set forth herein is based solely on the most recent Schedule(s) 13G/A filed with the Securities and Exchange Commission (the “SEC”) by the entity and, accordingly, may not reflect its respective holdings as of the date of this proxy statement.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees for Election as Director

Seven persons are nominated for election as directors to serve until the next Annual Meeting of Shareholders and until each director’s successor is duly elected and qualified. Although Continucare anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Annual Meeting, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

The following table sets forth the names and ages of the director nominees. Each director nominee is a current director of Continucare who has been nominated for re-election at the Annual Meeting.

Name	Age

Richard C. Pfenniger, Jr.	51
Luis Cruz, M.D	45
Robert J. Cresci	63
Neil Flanzraich	63
Phillip Frost, M.D	70
Jacob Nudel, M.D	58
A. Marvin Strait	73

The following is biographical information for the director nominees.

Richard C. Pfenniger, Jr. has served as one of Continucare’s directors since March 2002. In September 2002, Mr. Pfenniger was appointed Chairman of Continucare’s Board of Directors. In October 2003, he was appointed as Continucare’s Chief Executive Officer and President. Mr. Pfenniger served as the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. from 1997 through June 2003. From 1994 to 1997, Mr. Pfenniger served as the Chief Operating Officer of IVAX Corporation, and, from 1989 to 1994, he served as the Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation. Mr. Pfenniger currently serves as a director of GP Strategies Corporation (corporate education and training) and Cellular Technical Services Company, Inc. (business software services).

Luis Cruz, M.D.  has served as one of Continucare’s directors since October 2006. In October 2006, Dr. Cruz was appointed Vice Chairman of Continucare’s Board of Directors. Prior to joining Continucare, Dr. Cruz served as an executive officer of each of Miami Dade Health and Rehabilitation Services, Inc. (“MDHRS”), Miami Dade Health Centers, Inc., West Gables Open MRI Services, Inc., Kent Management Systems, Inc. (“Kent”), Pelu Properties, Inc. (“Pelu”), Peluca Investments, LLC, and Miami Dade Health Centers One, Inc. (collectively, the “MDHC Companies”). Continucare acquired the MDHC Companies effective October 1, 2006.

Robert J. Cresci has served as one of Continucare’s directors since February 2000. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the Boards of Directors of Sepracor, Inc. (pharmaceuticals), Luminex Corporation (biotechnology), j2 Global Communications, Inc. (telecommunications), SeraCare Life Sciences, Inc. (life sciences) and several private companies.

Neil Flanzraich has served as one of Continucare’s directors since March 2002. Mr. Flanzraich is a private investor. From May 1998 until February 2006, he served as the Vice Chairman and President of IVAX Corporation. Mr. Flanzraich served as Chairman of the Life Sciences Legal Practices Group of Heller Ehrman White & McAuliff, a law firm, from 1995 to 1998. From 1981 to 1994, Mr. Flanzraich served in various capacities at Syntex Corporation and as a member of the Corporate Executive Committee. From 1994 to 1995, after Syntex Corporation was acquired by Roche Holding Ltd., Mr. Flanzraich served as Senior Vice President and General Counsel of Syntex (U.S.A.) Inc., a Roche subsidiary. Mr. Flanzraich was Chairman of the Board of Directors of North American Vaccine, Inc. from 1989 to 2000. Mr. Flanzraich also currently serves on the Boards of Directors of Javelin Pharmaceuticals, Inc. (pharmaceuticals), Neurochem, Inc. (pharmaceuticals), Rae Systems, Inc. (gas detection and security monitoring systems) and Equity One, Inc. (real estate).

Phillip Frost, M.D.  has served as one of Continucare’s directors since January 2004. Dr. Frost formerly served on Continucare’s Board of Directors as Vice Chairman from September 1996 until April 2002. Dr. Frost presently serves as Vice Chairman of the Board of Directors of TEVA Pharmaceuticals, Ltd. (pharmaceuticals). He served as the Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation from 1987 to 2006. He served as President of IVAX Corporation from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. In addition to serving as a director of TEVA Pharmaceuticals, Ltd., he is also Chairman of the Board of Directors of Ladenburg Thalmann Financial Services, Inc. (securities brokerage) and a director of Northrop Grumman Corporation (aerospace), Castle Brands (import/export) and Cellular Technical Services (business software services). He is a member of the Board of Trustees of the University of Miami and a member of the Board of Governors as well as Co-Vice Chairman of the American Stock Exchange.

Jacob Nudel, M.D.  has served as one of Continucare’s directors since October 2002. He is a private investor who founded MDwerks, Inc., where he served as Chairman from 2000 to 2005. From 1995 to 2000, Dr. Nudel served as Chief Executive Officer of Allied Health Group, Inc. From 1992 to 2000, Dr. Nudel also served as Chief Executive Officer of Florida Specialty Network, Inc.

A. Marvin Strait has served as one of Continucare’s directors since March 2004. Mr. Strait presently practices as a Certified Public Accountant under the name A. Marvin Strait, CPA. He has practiced in the field of public accountancy in Colorado for over 40 years. He presently serves as a member of the Board of Trustees of the Colorado Springs Fine Arts Center Foundation, the Sam S. Bloom Foundation, The Penrose-St. Francis Health Foundation and the Pikes Peak Education Foundation. He also presently serves as a member of the Board of Directors and Chairman of the Audit Committee of Sturm Financial Group, Inc., RAE Systems, Inc. and on the Community Advisory Panel of American National Bank. Mr. Strait previously served as the Chairman of the Board of Directors of the American Institute of Certified Public Accountants (“AICPA”), as President of the Colorado Society of Certified Public Accountants and the Colorado State Board of Accountancy, and serves as a permanent member of the AICPA Governing Council.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

Identification of Executive Officers

The following individuals are Continucare’s executive officers:

Name	Age	Position

Richard C. Pfenniger, Jr.	51	Chairman of the Board, Chief Executive Officer and President
Fernando L. Fernandez	45	Senior Vice President — Finance, Chief Financial Officer, Treasurer and Secretary
Luis H. Izquierdo	51	Senior Vice President — Marketing and Business Development
Gemma Rosello	50	Executive Vice President — Operations

All officers serve until they resign or are replaced or removed at the pleasure of the Board of Directors.

The following additional information is provided for the executive officers shown above who are not directors of Continucare or nominees for directors.

Fernando L. Fernandez was appointed as Continucare’s Senior Vice President — Finance, Chief Financial Officer, Treasurer, and Secretary in June 2004. Mr. Fernandez, a certified public accountant, served as Senior Vice President — Finance, Chief Financial Officer, Treasurer, and Secretary of Whitman Education Group, Inc. from 1996 until 2003. Prior to and since his service at Whitman Education Group, Inc., Mr. Fernandez served as Chief Financial Officer of several private investment entities owned by Phillip Frost, M.D. Prior to 1991, Mr. Fernandez served as Audit Manager for PricewaterhouseCoopers LLP (formerly Coopers & Lybrand) in Miami. Mr. Fernandez serves as a director of IVAX Diagnostics, Inc. (diagnostic reagents kit).

Luis H. Izquierdo was appointed as Continucare’s Senior Vice President — Marketing and Business Development in January 2004. Mr. Izquierdo served as Senior Vice President and as a member of the Board of Directors for Neighborhood Health Partnership from 2002 to 2004. Mr. Izquierdo was Senior Vice President of Marketing and Sales for Foundation Health, Florida from 1999 through 2001. From 1997 through 1999, Mr. Izquierdo served as Senior Vice President and Chief Marketing Officer for Oral Health Services. From 1995 to 1997, Mr. Izquierdo served as the Vice President, Corporate Marketing and Sales for Physicians Corporation of America, and, from 1992 to 1995, he served as the Senior Vice President, Marketing and Sales for CAC-Ramsay Health Plans.

Gemma Rosello was appointed as Continucare’s Executive Vice President — Operations in October 2006. Ms. Rosello had previously served Continucare as its Senior Vice President — Operations from May 2005. Prior to joining Continucare, Ms. Rosello was the Vice President of Health Services for Neighborhood Health Plan from 2003 to 2004. From 1993 to 2002, she served as the Chief Executive Officer of Medical Utilization Review Associates, a management service organization and Apex Health Services which managed Medicare, Medicaid and commercial full risk contracts with national and regional payors. Prior to her work in the managed care arena, Ms. Rosello served as a Chief Operating Officer for an acute medical/surgical non-profit hospital in Miami, Florida.

CORPORATE GOVERNANCE

Pursuant to Continucare’s bylaws and the Florida Business Corporation Act, Continucare’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of Continucare’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The Board of Directors and each of its committees are authorized to retain financial, legal and other advisors. The Board of Directors reviews its performance annually.

Continucare has adopted a Code of Conduct and Ethics applicable to its directors, officers and employees including its Chief Executive Officer, Chief Financial Officer and principal accounting officer. A copy of Continucare’s Code of Conduct and Ethics is available on Continucare’s website at www.continucare.com. Continucare intends to post amendments to or waivers from its Code of Conduct and Ethics (to the extent applicable to its Chief Executive Officer, Chief Financial Officer or principal accounting officer or to its directors) on its website. Continucare’s website is not part of this proxy statement.

Determining Director Independence

The Board of Directors undertook a review of each director’s independence in December 2006. During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and Continucare and its subsidiaries and affiliates. The Board of Directors also examined transactions and relationships between directors or their known affiliates and members of Continucare’s senior management or their known affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under applicable laws and regulations and the American Stock Exchange (the “AMEX”) listing standards. As a result of its review of the relationships of each of the members of the Board of Directors, the Board of Directors affirmatively determined that a majority of Continucare’s directors, including Mr. Cresci, Mr. Flanzraich, Dr. Frost, Dr. Nudel, and Mr. Strait, are “independent” directors within the meaning of the listing standards of AMEX and applicable law. As required by the AMEX, Continucare’s independent directors meet at least annually in executive session without the presence of its non-independent directors or management.

Committees of the Board of Directors and Meeting Attendance

During the fiscal year ended June 30, 2006 (“Fiscal 2006”), the Board of Directors held five meetings and took certain actions by unanimous written consent. Each director other than Dr. Nudel attended at least 75% of the aggregate of (i) the number of such meetings (held during the period for which he was a director), and (ii) the number of meetings of committees of the Board of Directors held during Fiscal 2006. Continucare has no formal policy requiring its directors to attend its annual meeting of shareholders, but Messrs. Cresci, Flanzraich, Strait and Pfenniger, attended Continucare’s last annual meeting of shareholders.

The Board of Directors has established Audit, Compensation, Nominating, and Executive Committees. The Board of Directors has adopted a written charter for each of these four committees.

The Audit Committee

The Audit Committee currently consists of Mr. Cresci, Mr. Flanzraich, Dr. Nudel and Mr. Strait (Chairman). The Board of Directors has determined that all current members of the Audit Committee are “financially literate,” “financially sophisticated,” and “independent” within the meaning of the listing standards of the AMEX and applicable SEC regulations. The Board of Directors has determined that Mr. Strait meets the attributes of an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee held four meetings during Fiscal 2006. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of Continucare’s independent registered public accounting firm, (ii) reviewing the plan and scope of audits, (iii) reviewing Continucare’s significant accounting policies and internal controls, and (iv) having general responsibility for the oversight of all audit related matters. The Board of Directors adopted an amended and restated written charter for the Audit Committee. A copy of that charter is available on Continucare’s website at www.continucare.com. A report from the Audit Committee is included at page 12.

The Compensation Committee

The Compensation Committee currently consists of Mr. Cresci (Chairman), Dr. Nudel, Mr. Strait and Mr. Flanzraich. The Board of Directors has determined that all of the current members of the Compensation Committee are “independent” within the meaning of the listing standards of the AMEX. The Compensation Committee held four meetings during Fiscal 2006. The Compensation Committee provides assistance to the Board of Directors in fulfilling its responsibilities relating to compensation of Continucare’s directors and executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of Continucare’s other executive officers. It also assists the Board of Directors in the administration of Continucare’s equity-based compensation plans. The Board of Directors adopted a written charter for the Compensation Committee. A copy of that charter is available on Continucare’s website at www.continucare.com. A report from the Compensation Committee is included at page 10.

The Nominating Committee

The Nominating Committee currently consists of Dr. Frost (Chairman), Mr. Cresci, Mr. Flanzraich, Dr. Nudel and Mr. Strait. The Board of Directors has determined that all of the current members of the Nominating Committee are “independent” within the meaning of the listing standards of the AMEX. The Nominating Committee is responsible for identifying and recommending individuals qualified to become directors and recommending appointments to the committees of the Board of Directors. The Board of Directors adopted a written charter for the Nominating Committee. A copy of that charter is available on Continucare’s website at www.continucare.com.

The Nominating Committee held one meeting during Fiscal 2006. The Nominating Committee expects it will generally identify candidates for director through the business and other organizational contacts of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating Committee believes that those candidates can make to the Board of Directors and to management and on such other qualifications and factors as the Nominating Committee considers appropriate. In assessing potential new directors, the Nominating Committee will seek individuals from diverse professional backgrounds who the Nominating Committee believes will provide a broad range of experience and expertise. Director candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees will be reviewed in the context of the current composition of the Board of Directors and the evolving needs of Continucare. The Nominating Committee will consider recommendations for director nominees submitted by shareholders. All such recommendations must be delivered in accordance with the provisions of Continucare’s bylaws and addressed to Continucare’s Chief Executive Officer who will forward such shareholder recommendations to the Nominating Committee for consideration. Continucare also requires that the members of its Board of Directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on Continucare’s behalf, including attending Board of Directors and applicable committee meetings. In addition to identifying and recommending qualified candidates to serve as directors, the Nominating Committee studies and makes recommendations to the Board of Directors concerning the size of the Board of Directors.

The Executive Committee

The Executive Committee currently consists of Mr. Cresci, Dr. Frost, Dr. Nudel and Mr. Pfenniger (Chairman). The Executive Committee is responsible for exercising certain powers of the full Board of Directors during intervals between meetings of the full Board of Directors.

Director Compensation

During Fiscal 2006, Continucare’s non-employee directors received an annual cash retainer of $15,000 for their service on the Board of Directors. In addition, for Fiscal 2006, the Chairman of each of the Nominating Committee and the Compensation Committee received an additional cash retainer of $2,500 and the Chairman of the Audit Committee received an additional cash retainer of $5,000. Also, each of Continucare’s non-employee directors were granted fully vested options to purchase 20,000 shares of common stock during Fiscal 2006.

In connection with Continucare’s acquisition of the MDHC Companies, effective October 1, 2006, Continucare appointed Luis Cruz, M.D. to its Board of Directors and entered into a one-year employment agreement with Dr. Cruz pursuant to which Dr. Cruz is employed as Vice Chairman of Continucare’s Board of Directors at an annual salary of $225,000. Pursuant to this agreement, Dr. Cruz was granted options to acquire 100,000 shares of Continucare’s common stock at a per share exercise price of $2.59. The options will vest ratably over a term of four years and have a term of ten years from the date of the grant.

Communications with the Board of Directors and Non-Management Directors

Shareholders who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to Continucare’s Chairman and Chief Executive Officer, Richard C. Pfenniger, Jr. The letter should include a statement indicating that the sender is a shareholder of Continucare. Depending on the subject matter, an officer of Continucare will either:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board of Directors, present a summary of any material, relevant and proper letters received since the last meeting that were not forwarded to the Board of Directors and will make those letters available to the Board of Directors upon request.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth certain summary information concerning compensation paid or accrued by Continucare to or on behalf of (i) Continucare’s Chief Executive Officer during Fiscal 2006, and (ii) the other executive officers who were serving as executive officers at the end of Fiscal 2006, whose total annual salary and bonus, determined as of the end of Fiscal 2006, exceeded $100,000 (hereinafter referred to as the “Named Executive Officers”).

Mr. Fernandez and Ms. Rosello were not employed by Continucare during all of the fiscal year ended June 30, 2004 (“Fiscal 2004”) and June 30, 2005 (“Fiscal 2005”), respectively. Information regarding the compensation of Mr. Fernandez and Ms. Rosello set forth below relates only to the portion of Fiscal 2004 and Fiscal 2005, respectively, during which they were employed by Continucare.

SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation
Name and	Fiscal	Salary	Bonus	Other Annual	No. of Securities		All Other
Principal Position	Year	($)	($)	Compensation	Underlying Options		Compensation

Richard C. Pfenniger, Jr.,	2006	328,327	150,000	0	200,000	(1)	0
Chairman of the Board, President	2005	313,788	80,000	0	0		0
and Chief Executive Officer	2004	226,154	0	0	1,200,000	(2)	0

Gemma Rosello,	2006	197,827	75,000	(6)	75,000	(1)	0
Executive Vice President-Operations	2005	18,938	0	(6)	100,000	(5)	0
	2004	0	0	0	0		0

Fernando L. Fernandez,	2006	188,769	75,000	0	75,000	(1)	0
Senior Vice President-Finance,	2005	180,692	37,000	0	0		0
Chief Financial Officer, Treasurer	2004	9,000	0	0	350,000	(3)	0
and Secretary

Luis H. Izquierdo,	2006	214,062	50,000	(6)	75,000	(1)	0
Senior Vice President-Marketing and	2005	205,823	37,000	(6)	0		0
Business Development	2004	101,415	0	(6)	300,000	(4)	0

(1)	Stock options were awarded on December 6, 2005, vesting ratably over four years.

(2)	1,200,000 stock options were awarded on October 1, 2003, vesting ratably over three years.

(3)	350,000 stock options were awarded on June 14, 2004, vesting ratably over three years.

(4)	300,000 stock options were awarded on January 5, 2004, vesting ratably over three years.

(5)	100,000 stock options were awarded on May 26, 2005, vesting ratably over four years.

(6)	The total personal benefit provided is less than 10% of the total annual salary and bonus to such officer.

Option Grants During Fiscal 2006

The following table sets forth certain information concerning grants of stock options made during Fiscal 2006 to Continucare’s Named Executive Officers. Continucare did not grant any stock appreciation rights in Fiscal 2006.

Individual Option Grants in Fiscal 2006

					Potential Realizable Value
					at Assumed Annual Rates
	Shares of Common				of Stock Price Appreciation
	Stock Underlying	% of Total Granted	Option	Expiration	for Option Term (1)
Name	Options	to Employees	Price($)	Date	5%	10%

Richard C. Pfenniger, Jr.,	200,000	32%	$2.42	12/06/15	$304,385	$771,371
Chairman of the Board, President and Chief Executive Officer
Gemma Rosello	75,000	12%	$2.42	12/06/15	$114,144	$289,264
Executive Vice President-Operations
Fernando L. Fernandez	75,000	12%	$2.42	12/06/15	$114,144	$289,264
Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary
Luis H. Izquierdo	75,000	12%	$2.42	12/06/15	$114,144	$289,264
Senior Vice President-Marketing and Business Development

(1)	The dollar amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the common stock.

Option Exercises in 2006 and Year End Option Values

The following table sets forth information with respect to (i) stock option exercises during Fiscal 2006 by each of the Named Executive Officers, (ii) the number of unexercised options held by the Named Executive Officers as of June 30, 2006, and (iii) the value as of June 30, 2006 of unexercised in-the-money options.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Option at		In-the-Money Options at
	Acquired on	Value	June 30, 2006		June 30, 2006(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard C. Pfenniger, Jr.	303,030	$533,333	496,970	600,000	$1,138,061	$1,022,000
Gemma Rosello	0	$0	25,000	150,000	$6,500	$59,250
Fernando L. Fernandez	0	$0	233,333	241,667	$226,333	$152,917
Luis H. Izquierdo	0	$0	200,000	175,000	$288,000	$183,750

(1)	Market value of shares covered by in-the-money options on June 30, 2006, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Employment Agreements

Continucare’s Named Executive Officers do not have employment agreements with Continucare and are all employed on an “at will” basis.

Compensation Committee Report on Executive Compensation

Under rules established by the SEC, the Compensation Committee of the Board of Directors is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Continucare’s executive officers during the past fiscal year.

The Compensation Committee is comprised of non-employee directors and is responsible for setting and administering policies that govern annual compensation of Continucare’s executive officers, as well as its stock option plans. The Compensation Committee’s general philosophy with respect to the compensation of the executive officers is to offer competitive compensation programs designed to attract key executives to Continucare and to recognize an individual’s contribution and personal performance. Such compensation programs include a base salary as well as stock option plans designed to provide long-term incentives. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to the executive officers.

In establishing Continucare’s executive compensation program, the Compensation Committee gauges achievement of corporate and individual objectives, both on an individual basis and relative to other companies. In September 2005, the Compensation Committee increased the annual salary of Continucare’s Chief Executive Officer, Richard C. Pfenniger, Jr., by approximately 5% to $330,000. In setting his compensation for Fiscal 2006, the Compensation Committee took into consideration Mr. Pfenniger’s extensive business background and experience, his responsibilities, his contribution to Continucare’s improved financial performance and condition, and his expected future contribution to the success of Continucare.

Performance bonuses and stock options grants to executive officers are structured to reinforce the achievement of both short and long-term corporate objectives in addition to fostering a long-term perspective aligned with that of Continucare’s shareholders. Continucare’s Board of Directors approved a Management Incentive Compensation Plan for Fiscal 2006 that provided for the payment of cash bonuses to eligible members of Continucare’s management team, including its senior executive officers. Under the terms of the plan, Continucare’s Board of Directors established a pool from which any bonuses would be paid in an amount equal to an established percentage of the amount by which Continucare’s pre-tax earnings for Fiscal 2006 exceeded a pre-determined threshold. Cash bonuses were paid under the plan for Fiscal 2006 in amounts approved by the Compensation Committee. The Compensation Committee considered the recommendations of our Chief Executive Officer for awards to individuals other than himself. For Fiscal 2006, the Compensation Committee awarded Mr. Pfenniger a bonus of $150,000 under the plan. In setting the amount of Mr. Pfenniger’s bonus, the Compensation Committee considered the same factors considered in establishing his annual compensation. A similar plan has been established for the fiscal year ending June 30, 2007. In addition, during December 2005, Mr. Pfenniger was awarded options to acquire 200,000 shares of Continucare’s common stock at a per share exercise price equal to the closing price of Continucare’s common stock on the date of grant. In making this award, the Compensation Committee considered the same factors considered in establishing Mr. Pfenniger’s annual compensation. The Compensation Committee also considered the fact that options granted to Mr. Pfenniger in 2003 in connection with his appointment as Continucare’s Chief Executive Officer had all vested and the Compensation Committee determined that the award of additional options to Mr. Pfenniger would further incentivize him to continue to build value for Continucare and all of its shareholders.

Robert J. Cresci
Neil Flanzraich
Jacob Nudel, M.D.
A. Marvin Strait, C.P.A.

Compensation Committee Interlocks and Insider Participation

Continucare’s Compensation Committee has four members: Robert J. Cresci (Chairman), Neil Flanzraich, Jacob Nudel, M.D. and A. Marvin Strait. There are no interlocking relationships between members of Continucare’s Compensation Committee and the compensation committees of other companies’ board of directors.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for, among other things, monitoring:

•	the integrity of Continucare’s financial statements;

•	Continucare’s system of internal controls; and

•	the independence, qualifications and performance of Continucare’s independent registered public accounting firm.

The Audit Committee is composed of four non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined by the applicable listing standards of the AMEX and under Section 10A(m)(3) of the Exchange Act. Continucare has identified A. Marvin Strait as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC. The Audit Committee has sole authority to retain, oversee, and terminate Continucare’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

Continucare’s management is responsible for the preparation, presentation and integrity of Continucare’s financial statements, and Continucare’s accounting and financial reporting process, including the system of internal control, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations. Continucare’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to independently monitor and review these processes. However, the Audit Committee must rely, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee consults with and discusses these matters and its questions and concerns with management and Continucare’s independent registered public accounting firm, its oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of Continucare’s financial statements has been carried out in accordance with U.S. generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that Continucare’s registered public accounting firm is in fact “independent.”

In this context, the Audit Committee held four meetings during Fiscal 2006. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Continucare’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee discussed with Continucare’s independent registered public accounting firm, with and without management present, the results of their examinations and their evaluations of Continucare’s financial statements.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2006, with management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed with audit committees under U.S. generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Continucare’s financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) by Statement on Accounting Standards Nos. 89 and 90 and Rule 2-07 of Regulation S-X. The Audit Committee’s discussions also included a discussion of the background and experience of the Ernst & Young LLP audit team assigned to Continucare and the quality control procedures established by Ernst & Young LLP.

Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit

Committee discussed with the independent auditors their independence from Continucare. When considering Ernst & Young LLP’s independence, the Audit Committee considered whether their provision of services to Continucare beyond those rendered in connection with their audit and review of Continucare’s financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the nature of the non-audit services provided and the amount of fees paid to Ernst & Young LLP for their audit and non-audit services, both separately and in the aggregate.

Based on the Audit Committee’s review and its meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that Continucare’s audited financial statements for the year ended June 30, 2006 be included in Continucare’s Annual Report on Form 10-K.

Robert J. Cresci
Neil Flanzraich
Jacob Nudel, M.D.
A. Marvin Strait, C.P.A.

Performance Graph

Set forth below is a line graph comparing the cumulative total shareholder return on Continucare’s common stock against the cumulative total return of the AMEX Market Value (U.S. & Foreign) Index and the NASDAQ Health Services Index for the period of June 30, 2001 to June 30, 2006.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CONTINUCARE CORPORATION, THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX,
AND THE NASDAQ HEALTH SERVICES INDEX

	Cumulative Total Return
	6/01	6/02	6/03	6/04	6/05	6/06
CONTINUCARE CORPORATION	100.00	59.38	131.25	600.00	765.63	921.88
AMEX MARKET VALUE (U.S. & FOREIGN)	100.00	108.89	115.42	151.47	188.18	231.19
NASDAQ HEALTH SERVICES	100.00	104.19	98.33	129.66	170.38	159.13

*	$100 invested on 6/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Section 16(a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Continucare’s directors and executive officers and persons who own more than ten percent of Continucare’s outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

To Continucare’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required, Continucare believes that all Section 16(a) filing requirements applicable to Continucare’s officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions

On October 1, 2006, Continucare consummated its acquisition of the MDHC Companies (the “Acquisition”). Pursuant to the terms of the registration rights agreement entered into in connection with the Acquisition, on December 15, 2006, Continucare filed a registration statement on Form S-3 with the SEC with respect to certain shares of Continucare’s common stock held by the former principals and certain former employees and consultants as well as the former financial adviser of the MDHC Companies, including Dr. Luis Cruz, Vice Chairman of Continucare’s Board of Directors, Mr. Jose Garcia, Continucare’s Executive Vice President and Mr. Carlos Garcia, Continucare’s President-Diagnostic Division. Continucare will use commercially reasonable efforts to cause the registration statement to be declared effective by April 1, 2007 and maintain such effectiveness until October 1, 2007. The registration rights agreement also provides that if Continucare, at any time when shares issued in connection with the Acquisition remain outstanding, proposes to register any shares of its common stock under the Securities Act of 1933 (other than by a registration on Form S-4, or any successor form or registrations with regard to conversion of any of its securities or employee stock options, employee purchase plans or employee benefit plans), then Continucare will give the holders of the shares issued in connection with the Acquisition an opportunity to have their shares registered along with the shares of stock being registered by Continucare. If the holders desire for their shares to be registered, then Continucare will cause such securities to be covered by the registration statement otherwise proposed to be filed by Continucare, subject to limited exceptions described in the registration rights agreement that permit Continucare to delay, prevent or cut back the number of shares to be registered or sold.

Upon completion of the Acquisition, Continucare entered into one-year employment agreements with each of Luis Cruz, M.D., Jose Garcia and Carlos Garcia, the principal shareholders of the MDHC Companies. Under these employment agreements, Dr. Cruz was appointed to Continucare’s Board of Directors and is employed as Vice Chairman of the Board of Directors at an annual salary of $225,000, Mr. Jose Garcia is employed as Continucare’s Executive Vice President at an annual salary of $275,000, and Mr. Carlos Garcia is employed as Continucare’s President — Diagnostics Division at an annual salary of $225,000. Pursuant to the terms of the employment agreements, each of Dr. Cruz and Messrs. Jose and Carlos Garcia also received options to acquire 100,000 shares of Continucare’s common stock at a per share exercise price of $2.59, the closing price of Continucare’s common stock on October 2, 2006. The options will vest ratably over a term of four years and have a term of ten years from the date of the grant.

Upon completion of the Acquisition, Continucare became a party to two lease agreements with certain of the MDHC Companies and their affiliates. Effective October 1, 2006, Kent assigned to Continucare a lease agreement between Kent and Pelu dated May 1, 2006, pursuant to which Continucare leases an 8,000 square foot warehouse in Hialeah, Florida for a five-year term expiring April 30, 2011 with monthly rent ranging from $3,031.67 per month during the first year to $3,412.17 per month during the fifth year. Also effective October 1, 2006, MDHRS assigned to Continucare a lease agreement dated January 1, 2000 between MDHRS and Cruz & Cruz Partnership, an affiliate of Dr. Luis Cruz, Vice Chairman of Continucare’s Board of Directors, pursuant to which Continucare leases a medical clinic from Cruz & Cruz Partnership for a monthly rent of $32,100.

APPROVAL OF AMENDMENT TO
AMENDED AND RESTATED 2000 STOCK OPTION PLAN

(Proposal No. 2)

In 2000, Continucare’s shareholders approved Continucare’s Amended and Restated 2000 Stock Option Plan (the “Plan”) and, in 2004 and 2005, Continucare’s shareholders approved amendments to the Plan. At the Annual Meeting, Continucare is asking its shareholders to approve an amendment to the Plan which would have the sole effect of increasing the aggregate number of shares of common stock authorized for issuance pursuant to the Plan from 7,000,000 to 9,000,000. The Board of Directors and the Compensation Committee of the Board of Directors each approved the amendment to the Plan on September 12, 2006.

A copy of the Plan, as proposed to be amended, is attached to this proxy statement as Appendix A.

Background and Purpose

The Plan was originally authorized by the Board of Directors on July 17, 2000 and was approved by Continucare’s shareholders at the 2000 Annual Meeting of Shareholders. The Plan was subsequently amended in 2004 and 2005. The following summary is qualified in its entirety by reference to the Plan, as proposed to be amended, which is attached to this proxy statement as Appendix A.

The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services, and upon whose efforts and judgment Continucare’s success is largely dependent. Currently, the Plan authorizes, among other things, the granting of incentive or nonqualified stock options to purchase Continucare’s common stock (collectively, “Options”) and the granting of restricted stock awards (“Restricted Stock Awards”) to persons selected by the administrators of the Plan from the class of all of Continucare’s regular employees, including officers who are regular employees and directors, independent contractors, consultants and non-employee directors (“Eligible Recipients”).

Administration of the Plan

The Plan provides that it shall be administered by Continucare’s Board of Directors or by a committee appointed by the Board of Directors which shall be composed of two or more directors, all of whom shall be “outside directors” (as defined in the Plan) in compliance with Section 162(m) of the tax code. The Board of Directors has selected the Compensation Committee of the Board of Directors to administer the Plan.

The Compensation Committee or the Board of Directors, in its sole discretion, determines the persons to be awarded the Options or Restricted Stock Awards, the number of shares subject thereto, in the case of Options, the exercise price and other terms thereof. In addition, the Compensation Committee or the Board of Directors has full power and authority to construe and interpret the Plan, and the acts of the Compensation Committee or the Board of Directors are final, conclusive and binding on all interested parties, including Continucare’s shareholders, officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

The Plan currently limits the aggregate number of shares of common stock reserved for issuance upon the exercise of options granted under the Plan to 7,000,000, which amount will be increased to 9,000,000 if the amendment to the Plan is approved. As of December 31, 2006, an aggregate of 960,167 shares of common stock remained available for grant under the Plan. Continucare’s shareholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Plan. Shares subject to Restricted Stock Awards and Option grants under the Plan which expire or are terminated, forfeited or cancelled without having been exercised or vested in full, shall be available for further grant under the Plan.

Certain Terms and Conditions

Stock Options

All Options granted under the Plan must be evidenced by a written agreement between Continucare and the grantee. The agreement will contain such terms and conditions as the Compensation Committee or the Board of Directors shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

For any Option granted under the Plan, the exercise price per share of common stock may be any price determined by the Compensation Committee or the Board of Directors; however, the exercise price per share of any incentive stock option may not be less than the “Fair Market Value” of the common stock on the date such incentive stock option is granted. For purposes of the Plan, the “Fair Market Value” on any date of reference is deemed to be the closing price of common stock on the business day immediately preceding such date, unless the Compensation Committee or the Board of Directors in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of common stock on any business day is (i) if the common stock is listed or admitted for trading on any United States national securities exchange or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of common stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if the common stock is quoted on the AMEX or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of common stock on such system; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for common stock as reported by AMEX if at least two securities dealers have inserted both bid and asked quotations for common stock on at least five of the ten preceding days.

The Compensation Committee or the Board of Directors may permit the exercise price of an Option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the optionee for at least six months (or such other shares as Continucare determines will not cause Continucare to recognize for financial accounting purposes a charge for compensation expense), by the withholding of shares of common stock issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Compensation Committee or the Board of Directors (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. The Plan also authorizes Continucare to lend money to an optionee, guarantee a loan to an optionee, or otherwise assist an optionee to obtain the cash necessary to exercise all or a portion of the Option granted thereunder or to pay any tax liability of the optionee attributable to such exercise. If the exercise price is paid in whole or part with the optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the share that the optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of Continucare’s principal lender or such other rates as the Compensation Committee or the Board of Directors, as the case may be, shall determine, and (iv) contain such other terms as the Compensation Committee or the Board of Directors in its sole discretion shall reasonably require. Consistent with the Sarbanes-Oxley Act of 2002, directors and executive officers of Continucare may not finance the exercise of Options through a loan from Continucare, nor will Continucare guarantee a loan to or facilitate a loan to any of its directors or executive officers.

The use of already owned shares of common stock applies to payment for the exercise of an Option in a single transaction and to the “pyramiding” of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Option holder to start with as little as one share of common stock and exercise an entire Option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of common stock, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the optionee would receive common stock equal in value to the spread between the Fair Market Value of the shares subject to the Option and the exercise price of such Option.

No incentive stock option, and unless the prior written consent of the Compensation Committee or the Board of Directors is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an Option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee. The expiration date of an Option under the Plan will be determined by the Compensation Committee or the Board of Directors at the time of grant, but in no event may such an Option be exercisable after ten years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Compensation Committee or the Board of Directors determines. The Compensation Committee or the Board of Directors may, in its sole discretion, accelerate the date on which any Option may be exercised. Each outstanding Option granted under the Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control, certain mergers and reorganizations, and certain dispositions of substantially all of Continucare’s assets.

Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the Plan shall automatically be terminated (a) three months after the date on which the optionee’s employment or service is terminated for any reason other than (i) “Cause” (as defined in the Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee’s employment or service for Cause; (c) one year after the date on which the optionee’s employment or service is terminated by reason of mental or physical disability; or (d) one year after the date on which the optionee’s employment or service is terminated because of the optionee’s death, or if later, three months after the death of the optionee if death occurs during the one year period following the termination of the optionee’s employment by reason of mental or physical disability.

To prevent dilutions of the rights of a holder of an Option, the Plan provides for appropriate adjustment of the number of shares for which Options may be granted, the number of shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding shares of Continucare’s capital stock resulting from a stock dividend, a recapitalization or other capital adjustment. The Compensation Committee or the Board of Directors has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of Continucare or in the event of a sale or other disposition of substantially all of Continucare’s assets.

Restricted Stock Awards

The Compensation Committee or the Board of Directors may, in its discretion, grant Restricted Stock Awards to Eligible Recipients. The Compensation Committee or the Board of Directors will determine at the time of the grant whether the Restricted Stock Award is a performance-based Restricted Stock Award, the number of shares of common stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award.

As a general rule, shares of the common stock that are subject to a Restricted Stock Award will be held by the Compensation Committee or the Board of Directors for the benefit of the award recipient until vested and, when vested, will be transferred to the award recipient. Unless the Compensation Committee or the Board of Directors determines otherwise with respect to any Restricted Stock Award, before the shares subject to a Restricted Stock Award are vested and transferred to the award recipient, the Compensation Committee or the Board of Directors will exercise any voting or tender rights in its discretion and hold and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the Compensation Committee or the Board of Directors may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.

All Restricted Stock Awards will be subject to a vesting schedule specified by the Compensation Committee or the Board of Directors when the award is made. All Restricted Stock Awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the Fair Market Value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.

At the time of grant of Restricted Stock Awards, the Compensation Committee or the Board of Directors may designate a Restricted Stock Award as a performance-based Restricted Stock Award. If it does so, it shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. The performance goal(s) shall be based on one or more of the following:

•	earnings per share;

•	net income;

•	EBITDA;

•	return on equity;

•	return on assets;

•	stock price;

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals; and

•	any other performance criteria established by the Compensation Committee.

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Compensation Committee or the Board of Directors, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of Continucare (or individual business units) and/or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the Compensation Committee of the Board of Directors when the award is made.

The Compensation Committee or the Board of Directors will determine in its discretion whether the award recipient has attained the goals. If they have been attained, the Compensation Committee or the Board of Directors will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).

Termination and Amendment

The Plan will expire on July 17, 2010, and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Compensation Committee or the Board of Directors may amend, suspend or terminate the Plan or any Option at any time, provided that such amendment shall be subject to the approval of the shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 of the Exchange Act and Section 162(m) of the tax code) or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or granted. Under the rules of the AMEX, shareholder approval is required for any material amendment of the Plan. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any optionee or award recipient, pursuant to any Option or Restricted Stock Award previously granted, without the consent of the optionee or award recipient, as the case may be.

Federal Income Tax Consequences of Options and Restricted Stock Awards

The Plan is not qualified under the provisions of Section 401(a) of the tax code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options.  On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the Fair Market Value on the date of exercise of the shares of common stock acquired on exercise of the Option over the exercise price. If the optionee is one of Continucare’s employees, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their Fair Market Value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of common stock on exercise of an Option by delivering shares of Continucare’s common stock, the optionee will not recognize gain or loss on the shares delivered, even if their Fair Market Value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the optionee had exercised the Option solely in exchange for cash.

Continucare will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for

Continucare and is reasonable in amount, and either the employee includes that amount in income or Continucare timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options.  The Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the tax code. Under the tax code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the Fair Market Value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sales proceeds are less than the Fair Market Value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the Fair Market Value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an incentive stock option by delivering shares of common stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the Fair Market Value of a share of common stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option was exercised.

Continucare is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, Continucare is allowed a deduction in an amount equal to the ordinary income included in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for Continucare and is reasonable in amount, and either the employee includes that amount in income or Continucare timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards.  The grant of Restricted Stock Awards under the Plan will not result in federal income tax consequences to either Continucare or the award recipient. Once the award is vested and the shares subject to the Restricted Stock Award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the Fair Market Value of the shares on the vesting date. Continucare will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the Plan, such dividend amounts will also be included in the ordinary income of the recipient. Continucare will generally be allowed to claim a deduction for compensation expense for this amount as well.

In certain cases, a recipient of a Restricted Stock Award that is not a performance-based Restricted Stock Award may elect to include the value of the shares subject to a Restricted Stock Award in income for federal income tax purposes when the Restricted Stock Award is made instead of when it vests.

Section 162 Limitations.  Section 162(m) of the tax code generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Continucare intends that Options granted to employees whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such Options, will qualify as such “performance-based compensation,” so that such Options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect Continucare’s ability to ensure that Options or Restricted Stock Awards under the Plan will qualify as “performance-based compensation” that is fully deductible by Continucare under Section 162(m).

Importance of Consulting Tax Adviser.  The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee or award recipient may depend on his particular situation, each optionee or award recipient should consult his or her tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an Option, the grant of a Restricted Stock Award or the disposition of the common stock acquired on exercise of an Option or subject to the Restricted Stock Award.

Option Grants and Restricted Stock Awards Under the Plan

As of December 31, 2006, nonqualified stock options to purchase an aggregate of 5,440,884 shares have been granted to 106 employees under the Plan and incentive stock options to purchase an aggregate of 598,949 shares have been granted to one employee under the Plan. The Options were granted at exercise prices ranging from $0.35 to $2.99, in all cases the exercise price was equal to the closing price of Continucare’s common stock on the date of grant. As of the date of this proxy statement, 960,167 shares remain available for grant under the Plan. The Board of Directors believes that the Options granted under the Plan have been and future Option and Restricted Stock Awards will be awarded primarily to those persons who the Compensation Committee believes possess a capacity to contribute significantly to the successful performance of Continucare. Because persons to whom grants of Options and Restricted Stock Awards are to be made are to be determined from time to time by the Compensation Committee or the Board of Directors, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Options or Restricted Stock Awards or the number of shares for which Options or Restricted Stock Awards will be granted except to the extent already granted or which will be the subject of Restricted Stock Awards.

In addition to the Plan, Continucare also currently maintains the Continucare Amended and Restated 1995 Stock Option Plan (the “1995 Plan”). The 1995 Plan expired on December 31, 2005, however, Options granted under the 1995 Plan prior to that date will remain outstanding and exercisable in accordance with their terms after that date, until such Options are exercised, terminated or expired.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2006, with respect to all of Continucare’s equity compensation plans under which equity securities are authorized for issuance:

	Number of
	securities to be
	issued upon	Weighted average
	exercise of	exercise price of	Number of
	outstanding	outstanding	securities
	options, warrants	options, warrants	remaining available
Plan Category	and rights	and rights	for future issuance

Plans approved by shareholders	4,777,054	$1.82	960,167
Plans not approved by shareholders	0	0	0

Total	4,777,054	$1.82	960,167

Vote Required and Recommendation

The Board of Directors has approved the amendment to the Plan as described in this Proposal No. 2 and is recommending approval by the shareholders because it believes that it is in the best interest of Continucare. The affirmative vote of a majority of the votes of common stock present in person or by proxy at the Annual Meeting and entitled to vote will be required for approval of the proposal to amend the Plan as described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO CONTINUCARE’S AMENDED AND RESTATED 2000 STOCK OPTION PLAN.

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONTINUCARE’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

Continucare’s independent registered public accounting firm for Fiscal 2005 and Fiscal 2006 was the firm of Ernst & Young LLP.

Fees to Independent Registered Public Accounting Firm for Fiscal 2005 and 2006

Ernst & Young LLP served as the independent registered public accounting firm for Continucare in Fiscal 2005 and Fiscal 2006. The following tables present fees for professional services rendered by Ernst & Young LLP for Continucare’s audit, annual financial statements, fees for audit-related services, tax services and all other services.

	2006	2005

Audit fees	$423,055	$370,651
Audit — related fees(a)	—	—
Tax fees(b)	67,292	75,208
All other fees	3,105	4,862

	$493,452	$450,721

(a)	Audit-related fees consist of assurance and related services reasonably related to the performance of the audit or review of Continucare’s financial statements and are not reported in the preceding category.

(b)	Tax fees consist of services provided for tax compliance, tax advice and tax planning.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditors, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman of the Audit Committee so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year’s Annual Report on Form 10-K.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

Vote Required and Recommendation

The Board of Directors recommends a vote in favor of the ratification of the appointment of Ernst & Young LLP as Continucare’s independent registered public accounting firm for the fiscal year ending June 30, 2007. The affirmative vote of a majority of the votes of common stock present in person or by proxy at the Annual Meeting and entitled to vote will be required to ratify the appointment of Ernst & Young LLP. If the appointment is not ratified, the Audit Committee will select other independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CONTINUCARE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at Continucare’s next annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Exchange Act. To be eligible for inclusion in Continucare’s proxy statement and form of proxy relating to that meeting, shareholder proposals must be received by Continucare’s Corporate Secretary no later than September 10, 2007. Any shareholder proposal submitted other than for inclusion in Continucare’s proxy materials for that meeting must be delivered to us no later than October 10, 2007, or such proposal will be considered untimely. If a shareholder proposal is received after September 10, 2007, Continucare may vote in Continucare’s discretion as to the proposal all of the shares for which Continucare has received proxies for that meeting.

By Order of the Board of Directors,

Fernando L. Fernandez
Senior Vice President — Finance, Chief
Financial Officer, Treasurer and Secretary
Miami, Florida
January 8, 2007

APPENDIX A

AMENDED AND RESTATED 2000 STOCK OPTION PLAN
(as Proposed to be Amended)

CONTINUCARE CORPORATION

AMENDED AND RESTATED 2000 STOCK OPTION PLAN

1. PURPOSE.   The purpose of this Plan is to advance the interests of CONTINUCARE CORPORATION, a Florida corporation (the “Company”), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

2. DEFINITIONS.   As used herein, the following terms shall have the meanings indicated:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c) “Committee” shall mean the committee appointed by the Board pursuant to Section 13(a) hereof, or, if such committee is not appointed, the Board.

(d) “Common Stock” shall mean the Company’s Common Stock, par value $.0001 per share.

(e) “Company” shall mean Continucare Corporation, a Florida corporation, and its successors or assigns.

(f) “Director” shall mean a member of the Board.

(g) “Effective Date” shall mean July 17, 2000.

(h) “Fair Market Value” of a Share on any date of reference shall mean the “Closing Price” (as defined below) of the Common Stock on the business day immediately preceding the date of reference, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the American Stock Exchange (“AMEX”), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined by the Committee or the Board in a fair and uniform manner.

(i) “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

(j) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(k) “Officer” shall mean the Company’s Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) the Company identifies a person as an “executive officer,” the person so identified shall be deemed an “Officer” even though such person may not otherwise be an “Officer” pursuant to the foregoing provisions of this paragraph.

(l) “Option” (when capitalized) shall mean any option granted under this Plan.

(m) “Option Agreement” means the agreement between the Company and the Optionee for the grant of an option.

(n) “Optionee” shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(o) “Outside Director” shall mean a member of the Board who qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a “Non-Employee Director” under Rule 16b-3 promulgated under the Securities Exchange Act.

(p) “Plan” shall mean this 2000 Stock Option Plan for the Company.

(q) “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(r) “Share” shall mean a share of Common Stock.

(s) “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. SHARES AVAILABLE FOR OPTION GRANTS.   The Committee or the Board may grant to any Optionee or Optionees from time to time Options to purchase an aggregate of up to Nine Million (9,000,000) Shares from the Company’s authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

4. INCENTIVE AND NON-QUALIFIED OPTIONS.

(a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of the Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

(b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Code), exceeds $100,000.

5. CONDITIONS FOR GRANT OF OPTIONS.

(a) Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee or the Board from the class of all regular employees of, or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and Officers who are regular employees, and (ii) Directors who are not employees of the Company or of any Subsidiaries.

(b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

(c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

(d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation (as defined in Section 424 of the Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

6. OPTION PRICE.   The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

7. EXERCISE OF OPTIONS.   An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The consideration to be paid for the Shares to be issued upon exercise of an Option as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee or the Board and may in the discretion of the Committee or the Board consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid, and/or the Optionee’s tax withholding obligation is satisfied, in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Committee or the Board in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, cause the Company to lend money to an Optionee (other than a Director or Executive Officer of the Company (each within the meaning of Section 402(a) of the Sarbanes-Oxley Act of 2002, as amended) (each a “Prohibited Optionee”), guarantee a loan to an Optionee (other than a Prohibited Optionee), or otherwise assist an Optionee (other than a Prohibited Optionee) to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of such Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of the Option, (iii) bear interest at the prime rate of the Company’s principal lender, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for those Shares are issued to that person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prio r to the date the stock certificate is issued, except as expressly provided in Section 10 hereof.

8. EXERCISABILITY OF OPTIONS.

(a) Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in the Option Agreement for that Option, provided that in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b) Unless otherwise provided in any Option Agreement, and subject to the Committee or the Board’s right to exercise its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof, each outstanding Option shall become immediately fully exercisable in the event of a “Change in Control.” For this purpose, the term “Change in Control” shall mean: Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

(c) The Committee or the Board may in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

9. TERMINATION OF OPTION PERIOD.

(a) Unless otherwise provided in any Option Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i) three months after the date on which the Optionee’s employment is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee’s employment by reason of the Optionee’s willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

(ii) immediately upon the termination of the Optionee’s employment for Cause;

(iii) twelve months after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee or the Board;

(iv) (A) twelve months after the date of termination of the Optionee’s employment by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof; or

(v) the tenth anniversary of the date of grant of the Option. All references herein to the termination of the Optionee’s employment shall, in the case of an Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee’s service with the Company.

(b) To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof, and (ii) the Committee or the Board in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b) hereof in which the Company does survive, any Option that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this

Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

10. ADJUSTMENT OF SHARES.

(a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in that event:

(i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned; and

(ii) the Board or the Committee may, in its discretion, make any adjustments it deems appropriate in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

(b) Unless otherwise provided in any Option Agreement, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee’s sole discretion, such adjustments become appropriate so as to preserve benefits under the Plan.

(c) In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company’s shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

(d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

(e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

11. TRANSFERABILITY OF OPTIONS AND SHARES.

(a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee’s lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

(b) No Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted, unless the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act.

12. ISSUANCE OF SHARES.

(a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

(b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

(i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for the Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of those Shares.

13. ADMINISTRATION OF THE PLAN.

(a) The Plan shall be administered by the Board or, at the discretion of the Board, by a committee appointed by the Board (the “Committee”) which shall be composed of two or more Directors. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements for Outside Directors of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

(b) The Committee or the Board may grant Options pursuant to this Plan to any persons to whom Options may be granted under Section 5(a) hereof.

(c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations of the Committee or the Board, and its interpretation and construction of any provision of the Plan or any Option Agreement, shall be final and conclusive.

(d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

14. WITHHOLDING OR DEDUCTION FOR TAXES.   If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or to take any other action in connection with the issuance or delivery then to be made, the issuance or delivery shall be deferred until the withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

15. INTERPRETATION.

(a) As it is the intent of the Company that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act (“Rule 16b-3”), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

(b) The Plan and any Option Agreements entered into pursuant to the Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of the Plan or any Option Agreement relating to an Incentive Stock Option should be held invalid for the granting of Incentive Stock Options or illegal for any reason, that determination shall not affect the remaining provisions hereof, but instead the Plan and the Option Agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option Agreement.

(c) This Plan shall be governed by the laws of the State of Florida.

(d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

16. AMENDMENT AND DISCONTINUATION OF THE PLAN.   The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

17. TERMINATION DATE.   The Plan shall terminate on the 10th anniversary of the Effective Date. The Plan shall be submitted to the shareholders of the Company for their approval and adoption.

CONTINUCARE CORPORATION
7200 CORPORATE CENTER DRIVE, SUITE 600
MIAMI, FLORIDA 33126
ANNUAL MEETING OF SHAREHOLDERS
OF CONTINUCARE CORPORATION
FEBRUARY 7, 2007
PROXY
     This Proxy is solicited on behalf of the Board of Directors of Continucare Corporation.
     The undersigned hereby appoints Richard C. Pfenniger, Jr. and Fernando L. Fernandez, and each of them acting alone with the power to appoint his substitute, as proxies to represent the undersigned and vote as designated on the reverse side, all of the shares of Common Stock of Continucare Corporation held of record by the undersigned at the close of business on January 2, 2007, at the Annual Meeting of Shareholders to be held on February 7, 2007, and at any adjournment or postponement thereof.
     Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.
(Continued and to be signed on the reverse side)

(continued from reverse side)
     The Board of Directors of Continucare Corporation unanimously recommends a vote “FOR” all of the nominees for director, “FOR” the approval of the amendment to Continucare Corporation’s Amended and Restated 2000 Stock Option Plan, and “FOR” the ratification of the appointment of Ernst & Young LLP as Continucare Corporation’s independent registered public accounting firm.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of seven directors.
NOMINEES:
Richard C. Pfenniger, Jr.
Luis Cruz, M.D.
Robert J. Cresci
Neil Flanzraich
Phillip Frost, M.D.
Jacob Nudel, M.D.
A. Marvin Strait

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.          ☐

2.	Approval of the amendment to Continucare Corporation’s Amended and Restated 2000 Stock Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	Ratification of the appointment of Ernst & Young LLP as Continucare Corporation’s independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the February 7, 2007 meeting.
Signature of Shareholder _____________________ Date: _________ Signature of Shareholder _____________________ Date: _________
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.